EX-99.(e)(ii)

FORM OF
AUTHORIZED PARTICIPANT AGREEMENT
FOR
FRANKLIN ETF TRUST

This Authorized Participant Agreement (this “Agreement”) is entered into by and between Franklin Templeton Distributors, Inc. (the “Distributor”) and ________________ (the “Authorized Participant” or the “AP”) and is subject to acceptance by The Bank of New York Mellon (the “BNYM ETF Administrator” or the “Transfer Agent”).  The Transfer Agent serves as the transfer agent for Franklin ETF Trust (the “Trust”) and is a Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”).  The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein.  The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, without par value (sometimes referred to as “Shares”), of each of the separate investment portfolios of the Trust (each such portfolio a “Fund” and collectively, the “Funds”) named on Annex I to this Agreement, as it may be amended from time to time.

As specified in the Trust’s prospectus and statement of additional information (“SAI”) incorporated therein (collectively, the “Prospectus”) included as part of its registration statement, as amended, on Form N-1A (No. 811-22801) (“Registration Statement”), the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit.”  All references to “cash” shall refer to U.S. Dollars (“USD”).  The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus.  Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Distributor. The Prospectus provides that Creation Units generally will be sold either (1) in exchange for an in-kind deposit of a designated portfolio of securities (the “Deposit Securities”) and an amount of cash computed as described in the Prospectus including any cash collateral (collectively, the “Cash Component”), or (2) in a Creation Unit that consists entirely of a Cash Component, in each case plus a purchase “Transaction Fee” as described in the Prospectus, delivered to the Trust by the Authorized Participant for its own account or acting on behalf of another party.  Together, the Deposit Securities and the Cash Component constitute the “Creation Deposit,” which represents the minimum initial and subsequent investment amount for Shares of any Fund of the Trust.  References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended from time to time with notice in accordance with this agreement.  Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”) (the “DTC Process”).  The procedures for processing an order to purchase Shares (each a “Purchase Order”) and an order to redeem Shares (each a “Redemption Order”) are described in Annex II to this Agreement.  All Purchase and Redemption Orders must be made pursuant to the procedures set forth Annex II hereto, as it may be amended by the Trust from time to time as set forth in Section 17 herein.  An Authorized Participant may not cancel a Purchase Order or a Redemption Order after an order is placed by the Authorized Participant.  The Distributor, however, agrees to undertake commercially reasonable efforts to accommodate requests by the Authorized Participant to cancel any Purchase Order or Redemption Order.

Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Creation Units of Shares or to sell, offer or promote the Shares.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.STATUS OF AUTHORIZED PARTICIPANT AND DISTRIBUTOR.

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an authorized participant in the CNS System of NSCC (as defined in each Fund’s Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund’s Prospectus, a “DTC Participant”). Any change in the foregoing status of the Authorized Participant shall automatically terminate this Agreement, and the Authorized Participant shall give prompt written notice to the Distributor or the Transfer Agent of such change, and any of the foregoing parties may elect to terminate this Agreement upon return of notice to the Authorized Participant.  The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, including Annex II hereto (“Execution of Orders”).

(b) If the Authorized Participant and the Distributor are offering or selling Shares of any Fund of the Trust in the several states, territories and possessions of the United States, each hereby represents and warrants that it (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“the “1934 Act”); (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business with respect to this Agreement; and (iii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant and the Distributor each agrees to comply in all material respects with all applicable U.S. federal securities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and to comply in all material respects with the Constitution, By-Laws and Conduct Rules of the FINRA, to the extent such law, rules and regulations relate to each party’s obligations under this Agreement, in the case of the Authorized Participant, and to the offer, sale, promotion, creation and redemption of the Shares and related transactions in, and activities with respect to, the Shares in connection with its obligations under this Agreement, in the case of the Distributor.  Each of the Participant and the Distributor further represent and warrant that it will not offer or sell or promote Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.  In that regard, the Authorized Participant may rely upon any applicable Blue Sky memos and other directions from

Distributor regarding where it is and is not lawful to offer and sell the Shares and any related conditions.

(c) If the Authorized Participant is offering or selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made; (ii) to comply with applicable disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder; and (iii) to conduct its business in accordance with the spirit of NASD Conduct Rules (or of comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently repealed, rescinded or otherwise replaced by FINRA Conduct Rules) in each case to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to, the Shares.

(d) The Authorized Participant represents, covenants and warrants that it has written policies, procedures and internal controls (the “Program”) in place that are reasonably designed to comply with anti-money laundering laws, regulations and rules  applicable to it, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

(e) The Authorized Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, depending upon the facts and circumstances, at any point a “distribution,” as such term is used in the 1933 Act, may deemed to have occurred at any point. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, may result in its being deemed a participant in a distribution in a manner which could subject it to the prospectus delivery and related provisions of the 1933 Act applicable to a statutory underwriter. The Authorized Participant should review the “Continuous Offering” section of the SAI and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, may be required to deliver a prospectus.

(f) The Authorized Participant has the capability to send and receive authenticated communications to and from the (i) Distributor, (ii) the Custodian (as defined below in Section 5 hereof), (iii) the Subcustodian (as defined below in Section 5 hereof) in the case of International Funds (see Section 7(b) below), and (iv) the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the reasonable satisfaction of the Distributor, the Custodian and the Subcustodian prior to placing its first order with the BNYM ETF Administrator (whether it is a Purchase Order or a Redemption Order).

2.   EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and, where applicable, the procedures described in Annex II hereto.

Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the BNYM ETF Administrator of the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the BNYM ETF Administrator and the Distributor in connection with the purchase and redemption of Creation Units, provided that the Transfer Agent and the Distributor, as applicable, shall promptly provide copies of recordings of any such calls to the Authorized Participant upon the request of the Authorized Participant, unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. The parties agree that either party may use such recordings in connection with any dispute or proceeding relating to this Agreement.  The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, upon reasonable notice thereof, including but not limited to the Cash Collateral Settlement Procedures that are referenced in Annex II hereto.

(b) The Distributor and the Transfer Agent on behalf of the Trust each agrees to undertake commercially reasonable efforts to accommodate requests by the Authorized Participant to cancel any Purchase Order or Redemption Order.  Nonetheless, the Authorized Participant acknowledges and agrees that delivery of a Purchase Order or Redemption Order shall be irrevocable upon acceptance by the Transfer Agent or the Distributor; provided that the Trust and the Distributor on behalf of the Trust reserves the right to reject any Purchase Order in accordance with the terms of the Prospectus and related documents until the trade is released as described in Annex II hereto and any Redemption Order that is not in “proper form” as defined in the Prospectus; provided further that, in any case, the Distributor will use reasonable efforts to notify the Authorized Participant prior to such rejection of its intention to reject such Purchase Order and the reason for such rejection, and in the event that the rejection was due to the Purchase Order not being in proper form, to the extent possible, provide the Authorized Participant an opportunity to place the Purchase Order in proper form prior to rejection.  The Distributor will promptly return to the Authorized Participant upon rejection of a Purchase Order all consideration, including Deposit Securities and cash tendered by the Authorized Participant, including any transaction fees, in respect of such rejected Purchase Order.

(c) With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees to return to the Trust any dividend, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees that, alternatively, the Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant by an amount equal to any dividend, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Transfer Agent, on behalf of the Trust, acknowledges and agrees to return to the Authorized Participant any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should, based on the valuation of such Deposit Security at the time of transfer, have been paid to the Authorized Participant.  With respect to any Purchase Order, the Transfer Agent, on behalf of the Trust, also acknowledges and agrees that the Authorized Participant is entitled to reduce the amount of money or other proceeds due to the Trust by an amount equal to any dividend, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Authorized Participant.

3.   NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant to the BNYM ETF Administrator. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4.  PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then-current Prospectus or summary prospectus, if applicable and any printed supplemental information in reasonable quantities upon request and at no cost to the Authorized Participant. The Distributor represents, warrants and agrees that it will promptly notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus or summary prospectus at such time and in such numbers as the Authorized Participant may reasonably request so as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus and or summary prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail at  , in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

(b) The Distributor represents and warrants that (i) the Registration Statement and the Prospectus contained therein each conforms in all material respects to the requirements of the
 1933 Act, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares, which has occurred and is in effect for the Shares and the Trust; (iv) the Registration Statement has been declared effective by the SEC under the 1933 Act and the Investment Company Act of 1940, as amended (the “1940 Act”), and the SEC has not issued any stop order or other order or notice preventing or suspending the use of the Registration Statement or the Prospectus, and no proceedings for such purpose have been instituted, are pending or, to the best of their knowledge, are being contemplated or threatened by the SEC; (v) the Shares, when issued and delivered against payment of consideration, as provided in this Agreement, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (vi) prior to the launch of each Fund, such Fund’s Shares have been approved for listing on the NYSE Arca, Inc.; (vii) all marketing and promotional materials prepared by the Trust, the Distributor, the Funds’ adviser or any of their agents on their behalf, or to be prepared by any of them in the future and provided to the Authorized Participant in connection with the offer and sale of Shares, comply with applicable law, including without limitation, as applicable, the provisions of the 1933 Act, FINRA’s marketing rules, and the rules and regulations of the SEC.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations involving statements of fact concerning Shares in connection with the offer and sale of Shares other than those that are consistent with the Trust’s then-current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. Subject to Section 4(d) below, the Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved by the Distributor, and (iii) the “Authorized Participant Institutional Sales Literature,” as defined herein. The Distributor agrees not to unreasonably withhold or delay such approval.  Marketing Materials shall not include: (i) written materials of any kind which relate to asset allocation or strategic or economic matters that generally mention a Fund without recommending or describing the Fund, (ii) materials prepared and used for the Authorized Participant’s internal use only, (iii) brokerage communications prepared by the Authorized Participant in the normal course of its business, and (iv) research reports as described in Section 4(d) of this Agreement. The Authorized Participant understands that neither the Trust nor any of its Funds will be advertised or marketed as an open-end investment company, (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the Trust.  In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in whole Creation Units only.

(d) Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Distributor, prepare and circulate, in the regular course of its business, sales commentary and research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Authorized Participant. The Authorized Participant may without the written approval of the Trust or the Distributor prepare and circulate in the regular course of its business or for internal use, research reports, institutional sales literature (as such term in defined in NASD Rule 2211 or any successor rule), correspondence (as such term is defined in NASD Rule 2211 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares (the “Authorized Participant Institutional Sales Literature”), provided that such Authorized Participant Institutional Sales Literature complies with applicable NASD rules (or comparable FINRA rules, if such NASD rules are subsequently repealed, rescinded, or are otherwise replaced by FINRA rules).

(e) The Distributor agrees to cooperate with the Authorized Participant in carrying out its reasonable due diligence with respect to this Agreement. For the avoidance of doubt, the Authorized Participant shall bear its own expenses incurred in connection with such due diligence investigation.

(f)  Except as required by court order or requested by any regulatory or self-regulatory authority of competent jurisdiction, the Distributor and the Transfer Agent each agrees that it will not, without prior written consent of the Authorized Participant, use in advertising or publicity the name of the Authorized Participant or any affiliate of the Authorized Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by the Trust or the Distributor has been approved or endorsed by the Authorized Participant or any of its affiliates or that the Authorized Participant acts as underwriter, distributor or selling group member with respect to the Shares.  This provision shall survive termination or expiration of this Agreement.

(g)  The Distributor, on its own behalf and on behalf of the Trust, agrees, for as long as this Agreement is effective, not to identify or name the Authorized Participant in the Registration Statement, the Prospectus or in any Marketing Materials for any Series without the prior written consent of the Authorized Participant, which consent shall not be unreasonably withheld.  If the Authorized Participant agrees to be identified in any of such documents, upon the termination of this Agreement, (i) the Distributor shall remove any reference to the Authorized Participant from such documents and (ii) the Distributor shall promptly update the Trust’s and the Distributors’ respective websites to remove any identification of the Authorized Participant as an authorized participant of the Trust.

5.   SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Trust has caused The Bank of New York Mellon acting in its capacity as the Trust’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities (see Annex IV) and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6.   TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant Subcustodian in accordance with the terms of the Prospectus, and assuming that the Trust has not pledged, mortgaged, encumbered or otherwise disposed of the Deposit Securities and further assuming that the Trust and its affiliated persons are not affiliates of the issuers of any of the Deposit Securities, (i) the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (a) any agreement or arrangement entered into by the Authorized Participant in connection with a Purchase Order or (b) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (ii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act in the hands of the Authorized Participant immediately prior to any such delivery.  The representation provided in this Section 6 excludes restrictions due to the status of the Trust or any Fund as an “affiliate” of such issuer of the Deposit Securities under Rule 144 under the 1933 Act and any other restriction that derives from facts, status or events that are particular to the Trust or any Fund.

The Distributor represents that upon delivery of Deposit Securities to the Authorized Participant in connection with a Redemption Order, the Authorized Participant will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims, and that such Deposit Securities will not be “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

7.   CASH COMPONENT AND FEES.

(a)           For Domestic Funds:  The Authorized Participant hereby agrees that in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit of Shares (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified as described in the Prospectus)) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds in accordance with the Trust’s Prospectus (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time.

(b)           For International Funds:  The Authorized Participant hereby agrees that in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above which shall be made via Fed Funds Wire to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the Contractual Settlement Date. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time.

8.  ROLE OF AUTHORIZED PARTICIPANT; PROXY.

(a) Each party acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor, the Custodian, the Subcustodian or the Transfer Agent in any matter or in any respect..

(b) In executing this Agreement, the Authorized Participant agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c)  The Authorized Participant agrees, to the extent required by applicable law, to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon the reasonable written request of the Trust or the Distributor, subject to its applicable customer information protection rules, regulations, internal policies and undertakings to maintain such information in confidence.

(d)  The Authorized Participant represents that from time to time it may be a beneficial owner of Shares. To the extent that it is a beneficial owner of Shares, the Authorized Participant agrees irrevocably to appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares, provided that, for the avoidance of doubt, such appointment would be limited in scope to the matters described in this Section 8(d). The Distributor, as attorney and proxy for the Authorized Participant under this Section 8(d) (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. In connection with this grant by the Authorized Participant to the Distributor of its irrevocable proxy, which the Distributor hereby accepts, the Distributor represents and warrants to the Authorized Participant that it has an interest in the Fund sufficient to support enforceability of this irrevocable proxy in accordance with applicable law.  Upon request of Distributor, Authorized Participant shall disclose the number of shares beneficially owned by the Authorized Participant on any record date established by the Trust.

(e)  The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Authorized Participant acquires Shares as a beneficial owner.  The Distributor shall serve as an irrevocable attorney and proxy for the Authorized Participant under Sections 8(d) and (e) for so long (and only so long) as this Agreement remains in effect.  The Authorized Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor to serve as its attorney and proxy for the purposes discussed in this Agreement. This irrevocable proxy shall automatically terminate with respect to any

Series or the Trust as a whole, if the Distributor ceases to act as Distributor to any Series or the Trust, as applicable, provided that the Distributor shall use reasonable efforts to arrange for the successor distributor to serve as irrevocable attorney and proxy for the Authorized Participant. The Distributor shall provide notice to the Authorized Participant of the identity of any successor distributor.

9.   AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Trust or the Distributor, the Authorized Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate substantially in the form attached hereto as Annex III to this Agreement, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date (or the termination of this Agreement, if earlier). Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by the Distributor or the Transfer Agent. The Transfer Agent shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Participants and other employees of the Authorized Participant who have a reasonable need-to-know, unless required under applicable law. If after issuance, an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent.  The Transfer Agent agrees promptly to replace the PIN Number assigned to an Authorized Participant upon receipt of notice from the Authorized Participant that an Authorized Person’s authority to act for it has been terminated.

10.  REDEMPTION.

The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the U.S. stock exchange where the Shares are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business.

(a) The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it first ascertains (i) that it owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Creation Units of Shares of the relevant Fund to be redeemed and to the entire proceeds of the redemption and (ii) that such Shares are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust. The Authorized Participant understands that Shares of any Fund may be redeemed only when it reasonably expects one or more Creation Units of Shares will be held in the account of Authorized Participant on or before the relevant settlement date.

 (b)  In the case of a resident Australian or New Zealand holder, notwithstanding the foregoing, the Authorized Participant understands and agrees that such holder is only entitled to receive cash upon its redemption of Creation Units of Shares. In the Redemption Order the Authorized Participant will be required to use commercially reasonable efforts to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian resident.

11.  BENEFICIAL OWNERSHIP.

(a) The Authorized Participant represents and warrants to the Distributor and the Trust that (based upon the number of outstanding Shares of each such Fund made publicly available by the Trust) either (i) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying the Deposit Securities as a dealer and as inventory in connection with its market making activities.

(b) The Distributor and the Transfer Agent shall have the right to reasonably require information from the Authorized Participant regarding Share ownership of each Fund (if the Authorized Participant does not provide the representation in Section 11(a)(ii) above) and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities to the extent it can do so in a manner consistent with applicable customer information protection rules, regulations and internal policies.

12.  INDEMNIFICATION.

This Section 12 shall survive the termination of this Agreement.

(a)  The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent and their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, damage and reasonable cost and expense (including reasonable attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any material breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any representation provided by the Authorized Participant herein that is false or misleading in any material respect or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iv) any failure by the Authorized Participant to comply with applicable laws to the extent relating to its role as an authorized participant hereunder, including applicable rules and regulations of self-regulatory organizations, except the Authorized Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by the Authorized Participant’s reasonable reliance on instructions given or representations made by one or more AP Indemnified Parties; (v) actions of such AP Indemnified Party taken pursuant to any instructions issued in accordance with Annex II (including Parts A, B and C thereto) hereto (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Authorized Participant in accordance with the terms of Section 9 hereto, or (vi)(1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 4 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to factual information about the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Distributor in materials furnished to the Authorized Participant or by the Authorized Participant at the written direction of the Distributor or is based upon any misstatement of a material fact or omission or alleged omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant and the Distributor understand and agree that the Trust as a third-party beneficiary to this Agreement is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.  The Authorized Participant shall not be liable to the AP Indemnified Party for any damages arising out of mistakes or errors in data provided to the Authorized Participant, or mistakes or errors by, or out of interruptions or delays of communications with the AP Indemnified Parties who are service providers to the Trust.  The Authorized Participant shall not be liable under the indemnity contained in this Section with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent).  However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability that it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(b)  The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant and its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, damage and reasonable cost and expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor (ii) any representations provided by the Distributor herein relating to this Agreement, the Registration Statement or the Prospectus or the issuance or distribution of Shares that is false or misleading in any material respect or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iv) any failure by the Distributor to comply with applicable laws in connection with this Agreement and the offer, sale, creation, redemption and marketing of the Shares, including rules and regulations of self-regulatory organizations, except the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s reasonable reliance on instructions given or representations made by one or more Distributor Indemnified Parties; (v) actions of such Distributor Indemnified Party taken in reasonable reliance upon any instructions issued or representations made in accordance with Annex II (including Parts A, B and C thereto) hereto (as each may be amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by or on behalf of the Distributor; (vi)(1) any representation by the Distributor, its employees or its agents or other representatives about the Trust, the Shares or any affiliated person of any Fund that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (vii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any promotional material or sales literature furnished to the Authorized Participant by the Distributor or the Trust or any agent on behalf of the Distributor or the Trust, or any disclosure provided by the Distributor to the Authorized Participant for inclusion in marketing material or sales literature prepared by the Authorized Participant. The Distributor shall not be liable to any Distributor Indemnified Party for any damages arising out of (i) mistakes or errors in data provided to the Distributor, (ii) mistakes or errors by, or out of interruptions or delays of communications with the Distributor Indemnified Parties, to the extent such errors, mistakes or delays were caused by a breakdown in communications networks outside of the control of the Distributor, extreme weather, an Act of God or other similar event outside the control of the Distributor or the Transfer Agent, or (iii) any action of a service provider to the Trust, except to the extent such service provider acted under the direction of the Distributor, Transfer Agent or Trust or such service provider is an affiliate of any of them, and acted negligently in taking or failing to take an action.  The Distributor shall not be liable under the indemnity agreement contained in this Section with respect to any claim made against any Distributor Indemnified Party unless the Distributor Indemnified Party shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor Indemnified Party (or after the Distributor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability that it may have to any Distributor Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(c) Other than with respect to Section 12(b)(i), (vi) and (vii), this Section 12 shall not apply and a party shall not have an obligation to indemnify the other and its related indemnified persons to the extent that any such losses, liabilities, damages, costs and expenses (“Losses”) are caused by, incurred as a result of, or in connection with, (i) any negligence, bad faith, or willful misconduct on the part of the AP Indemnified Party or the Distributor Indemnified Party, as the case may be, (ii) the other party’s and/or any of its related indemnified persons’ failure to perform any of its or their obligations or responsibilities under this Agreement or under applicable law in connection with this Agreement, or (iii) the breach by the other party and/or any of its indemnified persons of a representation under this Agreement that was a material contributing factor to such Loss.  The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d) The applicable indemnifying party shall be entitled, at its option, to exercise sole control and authority over the defense and settlement of such action.  The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the indemnified party.

(e)  If any indemnification in this Section 12 is unavailable to a Distributor Indemnified Party or AP Indemnified Party, or is insufficient to hold a Distributor Indemnified Party or AP Indemnified Party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such Distributor Indemnified Party or AP Indemnified Party as a result of such losses, liabilities, damages, costs and expenses in such proportion as is appropriate to reflect the relative fault of the Distributor or the Trust on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements, omissions or actions that resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to in this Section 12(e) shall be deemed to include any legal or other fees or expenses reasonably directly incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a “Proceeding”) related to such Losses; provided that, for the avoidance of doubt, neither a Distributor Indemnified Party nor an AP Indemnified Party shall be entitled to receive an amount from any indemnifying party pursuant to this Section 12(e) that is greater than the amount such Distributor Indemnified Party or Participant Indemnified Party would have received otherwise under this Section 12 if an indemnity had been available.

The Distributor and the Authorized Participant agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. Neither the Distributor nor the Authorized Participant, as the case may be, shall be required to contribute any amount in excess of the amount by which the total price at which the Shares relating to such Loss and offered to the public exceeds the amount of any damage the indemnifying party has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

13.  LIMITATION OF LIABILITY.

(a) The parties undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against any party.

(b) Other than in connection with a material misstatement or omission of a material fact in the Registration Statement or the Prospectus, arising from information provided by a party hereto, in the absence of bad faith, negligence or willful misconduct on its part, no party to this Agreement, whether acting directly or through agents or attorneys as provided in paragraph (d) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder.  No party shall be liable for any error of judgment made in good faith unless the party exercising such shall have been negligent in ascertaining the pertinent facts necessary to make such judgment.  In no event shall a party to this Agreement be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall a party to this Agreement be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(c) No party shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d) Each party may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own negligence, willful misconduct or bad faith.

(f) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.  The Distributor agrees to use its best efforts to notify the Authorized Participant of all transfer taxes, sales or use taxes, stamp taxes, recording taxes, value added taxes or any other similar tax or government charge that the Authorized Participant may incur in the future in connection with the creation or redemption of any Creation Unit of Shares.

14.  INFORMATION ABOUT CREATION DEPOSITS.

The Distributor represents and the Authorized Participant acknowledges that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15.  ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

16.  NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by electronic mail or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address, electronic mail address or telephone or facsimile numbers as follows:

Attn:           Craig S. Tyle
One Franklin Parkway
San Mateo, CA 94403-1906
(650) 312-2000
[Electronic Mail Address]

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address, electronic mail address, or telephone or facsimile numbers indicated below the signature line of such party.

17.  EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective upon delivery to and execution by the Distributor. A “Business Day” shall mean any day the Listing Exchange is open for regular trading.  This Agreement may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Authorized Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.  This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended by a written instrument executed by all the parties; provided, however, that if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the exemptive relief and/or adoption of a rule on which the Trust relies to operate as an exchange-traded fund), then the Distributor shall provide the Authorized Participant with notice of such amendment, and the next Creation Unit created by the Authorized Participant shall be deemed to constitute the Authorized Participant’s acceptance of such amendment.

18.  GOVERNING LAW; CONSENT TO JURISDICTION.

 This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan and of the U.S. District Courts for the Southern District of New York and the appellate courts therefrom in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19.  SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20.  ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

21.  INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

22.  ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

23.  SEVERANCE.

           If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the Distributor or the Authorized Participant determines in its reasonable judgment that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor’s notification of the Trust of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

24.  NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25.  SURVIVAL.

Sections 4 (Prospectus, Marketing Materials and Representations), 12 (Indemnification), 13 (Limitation of Liability) and 18 (Governing Law; Consent to Jurisdiction) hereof, as well as this Section 25, shall survive the termination of this Agreement.

26.  OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

27.  COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  A telecopied facsimile of an executed counterpart of this Agreement, or an electronically transmitted PDF copy of an executed counterpart of this Agreement, shall be sufficient to evidence the binding agreement of each party to the terms hereof.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:  ____________

                              FRANKLIN TEMPLETON DISTRIBUTORS, INC.
                              BY:___________________________________
                              TITLE:________________________________
                              ADDRESS: ______________________________
                              TELEPHONE: ______________________________
                              FACSIMILE:  ______________________________
      ELECTRONIC MAIL:  ______________________

                              [NAME OF AUTHORIZED PARTICIPANT]
                              BY:___________________________________
                              TITLE:________________________________
                              ADDRESS:______________________________
                              TELEPHONE:____________________________
                              FACSIMILE:___________________________________
      ELECTRONIC MAIL:  ______________________

ACCEPTED BY:                                THE BANK OF NEW YORK MELLON CORPORATION,
AS TRANSFER AGENT

                              ACCEPTED BY: _____________________
                              BY:__________________________________________
                              TITLE:_______________________________________
                              ADDRESS:_____________________________________
                              TELEPHONE:___________________________________
                              FACSIMILE:___________________________________
ELECTRONIC MAIL:  ______________________

ANNEX I
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN ETF TRUST
(effective as of _______  ____, 20__)

FRANKLIN SHORT DURATION U.S. GOVERNMENT ETF	Ticker Symbol:

ANNEX II
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN ETF TRUST

PROCEDURES FOR PROCESSING
PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of Franklin ETF Trust in Creation Units of each Fund and (2) a Redemption Order for the redemption of Shares of Franklin ETF Trust in Creation Units of each Fund.  Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An authorized participant is required to have signed the Authorized Participant Agreement.  Upon execution of the Agreement amongst the parties and acceptance by the Transfer Agent and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant.  This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of Franklin ETF Trust.

ANNEX II – PART A
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN ETF TRUST

TO PLACE A PURCHASE ORDER FOR
CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
FRANKLIN ETF TRUST

1.           PLACING A PURCHASE ORDER.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by to the Transfer Agent in the following manner:  (a) by telephone to the Transfer Agent Representative followed up with the faxed order form according to the procedures set forth below, or; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex VI; or (c) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below.  The order so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.  NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER.  AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

To begin a telephone Purchase Order, the AP must telephone the Transfer Agent at (XXX) XXX-XXXX or such other number as the Distributor or Transfer Agent designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP not later than the order window cut-off time. Purchase Orders for Creation Units of Shares of all Funds are to be placed no later than the closing time of the regular trading session on the Listing Exchange, which is ordinarily 4:00 p.m. Eastern time (3:00 p.m. for Custom Orders) (“Listing Exchange Closing Time”) each Business Day. Such Orders, if accepted, will receive that Business Day’s NAV per Creation Unit.

Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), Transfer Agent will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, Transfer Agent will read the Purchase Order back to the AP.  The AP then must affirm that the Purchase Order has been taken correctly by Transfer Agent. If the AP affirms that Purchase Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CAN NOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE PURCHASE CLOSING TIME APPLICABLE

TO THAT ORDER.  NONETHELESS, THE DISTRIBUTOR AND THE TRANSFER AGENT ON BEHALF OF THE TRUST EACH AGREES TO UNDERTAKE COMMERCIALLY REASONABLE EFFORTS TO ACCOMMODATE REQUESTS BY THE AUTHORIZED PARTICIPANT TO CANCEL ANY PURCHASE ORDER.  INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL.  FOR STANDARD ORDERS, CALLS THAT ARE IN PROGRESS BY 3:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. FOR CUSTOM ORDERS, CALLS THAT ARE IN PROGRESS BY 2:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE.  PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE.  CALLS THAT ARE PLACED BEFORE 3:59:59 (OR 2:59:59 FOR CUSTOM ORDERS) BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER 4:00 PM (OR 3:00 PM FOR CUSTOM ORDERS) WILL NOT BE PROCESSED OR ACCEPTED.  INCOMING CALLS RECEIVED AFTER THE APPLICABLE PURCHASE CLOSING TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2.           RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the applicable Purchase Closing Time, the Distributor will accept the Purchase Order on behalf of Trust and Distributor and will confirm in writing to the AP that its Purchase Order has been accepted by 4:45  p.m. Eastern time on the Business Day that the Purchase Order is received. Once the Purchase Order has been approved by the Distributor, the Distributor will sign or time-stamp the order and send the Purchase Order to the Transfer Agent.

3.           QUALITY ASSURANCE.

(a)  After a Confirmation Number is issued by BNYM ETF Administrator to the AP, AP will fax a written version of the Purchase Order to BNYM ETF Administrator.  Upon receipt, BNYM ETF Administrator should immediately telephone AP if BNY ETF Administrator believes that the Purchase Order has not been indicated correctly by AP. In addition, BNYM ETF Administrator will telephone the AP within 15 minutes of the call if the Purchase Order form has not been received.

(b)  Following the Purchase Order, the Trust will be required to acknowledge its agreement to return to the AP any dividend, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the AP, or any party for which it is acting to which the Purchase Order relates. Following the Purchase Order, the Trust will also be required to acknowledge its agreement that, in the alternative, the AP is entitled to reduce the amount of money or other proceeds due to the Trust by an amount equal to any dividend, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the AP, or any party for which it is acting to which the Purchase Order relates.

4.           REJECTING OR SUSPENDING PURCHASE ORDERS.

The Trust or Distributor reserve the absolute right to reject or revoke acceptance of a Purchase Order (but shall provide the Authorized Participant reasonable notice and opportunity to correct such Purchase Order) if: (i) the order is not in proper form as determined by the Trust, BNYM ETF Administrator or Distributor; (ii) the portfolio of Deposit Securities delivered is not as specified by Distributor; (iii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Trust or any Fund; (iv) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (v) the acceptance of the Portfolio Deposit would otherwise, in the reasonable discretion of Trust, have an adverse effect on Trust or the rights of beneficial owners of a Fund; or (vi) circumstances outside the control of Trust, Distributor or Transfer Agent make it for all practical purposes impossible to process a Purchase Order. The Trust or the Distributor shall promptly notify the AP of a rejection or revocation of any Purchase Order. The Trust and Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification.

 Except as provided herein, all Purchase Orders for Creation Units of Shares of the Trust are irrevocable by the AP.  Notwithstanding the foregoing, the Authorized Participant may revoke its Purchase Order in the event that the Trust has failed to fill its Purchase Order due to the voluntary or involuntary filing in bankruptcy or similar proceeding involving the Trust or the Fund to which the Order relates.  In all cases, the Distributor agrees to undertake commercially reasonable efforts to accommodate requests by the Authorized Participant to cancel any Purchase Order. The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

5.           CONTRACTUAL SETTLEMENT

(a) For Domestic Funds

(1) Except as provided below, Deposit Securities must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the Custodian of the Trust on or before the Domestic Contractual Settlement Date (defined below).  The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to Trust, immediately available or same day funds estimated by Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee.  Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The “Domestic Contractual Settlement Date” is the earlier of (i) date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to Trust and (ii) trade date plus three (t +3) Business Days.  Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued concurrently with the transfer of good title to Trust of the portfolio of Deposit Securities through the NSCC’s Continuous Net Settlement (“CNS”) system and the payment of the Cash Component and the purchase Transaction Fee through CNS.

(2) The Trust reserves the right to permit the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component for Custom Orders to replace any Deposit Security with respect to any Domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the approval of the Board, may adjust the “Transaction Fee” within the parameters described in the Prospectus and upon reasonable prior notice to the Authorized Participant.  The Trust also reserves the right to permit the substitution of a cash in lieu amount to be added to the Cash Component to replace any Deposit Security the acquisition of which by the Trust or the disposition of which by the Authorized Participant would be prohibited by applicable law or regulation.

(3) Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(b)           For International Funds:

(1)           Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian of the Trust on or before the International Contractual Settlement Date (defined below).  The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The “International Contractual Settlement Date” with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2)           Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed.  When the Subcustodian confirms to Custodian that the required securities included in the Portfolio Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, Custodian shall notify Distributor and Trust will issue and cause the delivery of the Creation Unit of Shares.

(3)           The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery, the acquisition or disposition of which would be prohibited by applicable law or regulation, or for other similar reasons. If Trust notifies Distributor that a “cash in lieu” amount will be accepted, Distributor will notify the AP and the AP shall deliver the “cash in lieu” amount, with any appropriate adjustments as advised by Trust. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares.  The issuance of Creation Units of Shares for the International Funds will occur on the latest day for settlement on the customary settlement cycle in the jurisdictions where the securities of such Funds are traded, notwithstanding the delivery of the Cash Component prior to such date.

(4)           In the event that a Creation Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Deposit Securities.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by Transfer Agent upon request. The parties hereto further agree that Trust may purchase the missing Deposit Securities at any time upon prior notice to the Authorized Participant and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such Deposit Securities and the value of the collateral, which may be sold by Trust at such time, and in such manner, as Trust may determine in its sole discretion.

Notwithstanding the foregoing, the Distributor and the Trust agree not to use the cash on deposit posted by the AP to purchase missing Deposit Securities unless and until they have notified the AP of their intention to do so and provided the AP with a reasonable opportunity to cure such incomplete Creation Deposit.

6.           CASH PURCHASES

When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Trust’s brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the AP must pay a fixed purchase Transaction Fee, plus an additional variable charge for cash purchases, which is expressed as a percentage of the value of the Deposit Securities.  The Transaction Fees for in-kind and cash purchases of Creation Units of Shares are described in the Prospectus.

7.           CUSTOM BASKETS.

The Trust has developed procedures for purchases using baskets of Deposit Securities that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a “Custom Basket”).  In order for an AP to deliver a Custom Basket to the Distributor or Transfer Agent and the Trust in connection with a purchase order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor or Transfer Agent must notify the AP that the Fund would like to effect the purchase through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its purchase order and the AP must agree to deliver the Custom Basket in connection with the purchase.  On or prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities to be added to or omitted from the creation basket.

ANNEX II -- PART B
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN ETF TRUST

PROCEDURES TO PLACE A REDEMPTION ORDER FOR
CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
FRANKLIN ETF TRUST

1. PLACING A REDEMPTION ORDER

Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund.

The AP submitting a request to redeem shall submit such requests containing the information required by to the Transfer Agent in the following manner:  (a) by telephone to the Transfer Agent Representative followed up with the faxed order form according to the procedures set forth below, or; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex VI; or (c) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below.  The request so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.  NOTE THAT WHEN THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST.  A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

To begin a telephone Redemption Order, the AP must telephone the Transfer Agent at (XXX) XXX-XXXX or such other number as the Distributor or Transfer Agent designates in writing to the AP.   Redemption Orders for Creation Units of Shares of all Funds are to be placed no later than the closing time of the regular trading session on the Listing Exchange, which is ordinarily 4:00 p.m. Eastern time (3:00 p.m. for Custom Orders) (“Listing Exchange Closing Time”) each Business Day. Such Orders, if accepted, will receive that Business Day’s NAV per Creation Unit.

Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), Transfer Agent will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Redemption Order, Transfer Agent will read the Redemption Order back to the AP.  The AP then must affirm that the Redemption Order has been taken correctly by Transfer Agent. If the AP affirms that Redemption Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY

THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CAN NOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE REDEMPTION ORDER CLOSING TIME APPLICABLE TO THAT ORDER. NONETHELESS, THE DISTRIBUTOR AND THE TRANSFER AGENT ON BEHALF OF THE TRUST EACH AGREES TO UNDERTAKE COMMERCIALLY REASONABLE EFFORTS TO ACCOMMODATE REQUESTS BY THE AP TO CANCEL ANY REDEMPTION ORDER.  INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL.  FOR STANDARD ORDERS, CALLS THAT ARE IN PROGRESS BY 3:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE.  CALLS THAT ARE PLACED BEFORE 3:59:59 BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER 4:00 PM (OR 3:00 PM FOR CUSTOM ORDERS) WILL NOT BE PROCESSED OR ACCEPTED.  INCOMING CALLS RECEIVED AFTER THE APPLICABLE REDEMPTION CLOSING TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by Transfer Agent from the AP on behalf of itself or another redeeming investor by the applicable Redemption Closing Time, the Transfer Agent will accept the Redemption Order on behalf of Trust and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted by 4:45 p.m. Eastern time on the Business Day the Redemption Order is received.

3.   QUALITY ASSURANCE.

(a) After a Confirmation Number is issued by BNYM ETF Administrator to the AP, AP will fax a copy of the Redemption Order to the Transfer Agent. Upon receipt, Transfer Agent should immediately telephone AP if the Transfer Agent believes that the Redemption Order has not been indicated correctly by the AP. In addition, BNYM ETF Administrator will telephone the AP within 15 minutes of the call if the Redemption Order form has not been received.

(b) In the Redemption Order, the AP will be required to acknowledge its agreement to return to Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates. In the Redemption Order, the AP will also be required to acknowledge its agreement that the Trust is entitled to reduce the amount of money or other proceeds due to the AP or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates.

4.   TAKING DELIVERY OF DEPOSIT SECURITIES.

The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP’s Standing Redemption Instructions. An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to BNYM ETF Administrator and Trust in a form approved by Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable United States federal and state securities laws.

5.   CONTRACTUAL SETTLEMENT.

(a)           For Domestic Funds:

(1) Except as provided below, the Shares of any Domestic Fund must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the applicable custodian of any Domestic Fund on or before the Domestic Contractual Settlement Date (defined below). The Trust will make available on the Domestic Contractual Settlement Date, the Cash Component next determined after acceptance of the Redemption Order, less the applicable purchase Transaction Fee. The “Domestic Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Trust and, the Deposit Securities, Cash Component less any fees are delivered by the Trust to the AP (ordinarily trade date plus three (t + 3) Business Days).  Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units of Shares will be issued concurrently with the transfer of good title to Trust of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the purchase Transaction Fee through CNS.

(2) The Trust reserves the right to permit the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Security with respect to a Fund which the Trust reasonably determines would not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the approval of the Board, may adjust the Transaction Fee within the parameters described in the Prospectus and upon prior notice to the Authorized Participant.  Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(3)  In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Shares marked to market daily. The parties hereto further agree that the Trust may purchase the missing Shares at any time upon prior notice to the AP and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

Notwithstanding the foregoing, the Distributor and the Trust agree not to use the cash on deposit posted by the Authorized Participant to purchase missing Shares unless and until they have notified the AP of their intention to do so and provided the AP with a reasonable opportunity to deliver such Shares.

(b)           For International Funds:

(1)           Except as provided below, the Shares must be delivered to an account maintained at the applicable local Subcustodian of Trust on or before the Business Day immediately following the date on which the redemption order was placed.  The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Component next determined after acceptance of the Redemption Order, less the applicable redemption Transaction Fee (as described in the Prospectus).  The “International Contractual Settlement Date” of an International Fund is the earlier of (i) the date upon which all of the Deposit Securities are delivered to the AP and (ii) and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2)           Deliveries of redemption proceeds by the Funds generally will be made within three (3) Business Days.  Due to the schedule of holidays in certain countries, however, the delivery of in-kind redemption proceeds of International Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

(3)           Except as provided in the next two paragraphs, the Deposit Securities will not be issued until the transfer of good title to the Trust of the required Creation Unit(s) of Shares has been completed.  When the relevant Subcustodian confirms to Custodian that the required Shares (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of such Subcustodian, the Custodian shall notify Distributor, and the Trust will issue and cause the delivery of the Deposit Securities.

(4)           The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery , the acquisition of which would be prohibited by applicable law or regulation, or for other similar reasons.  If the Trust notifies Distributor that a “cash in lieu” amount will be delivered, Distributor will notify the AP and the AP shall receive the “cash in lieu” amount, with any appropriate adjustments as advised by Trust. The issuance of cash will occur on the latest day for settlement on the customary settlement cycle in the jurisdictions where the securities of such Funds are traded.  For all other orders with respect to the International Funds, the AP will receive the “cash in lieu” amount on the settlement date of the Creation Unit(s).

(5)           In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Shares.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by Transfer Agent upon request. The parties hereto further agree that the Trust may purchase the missing Shares at any time upon prior notice to the AP and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

Notwithstanding the foregoing, the Distributor and the Trust agree not to use the cash on deposit posted by the Authorized Participant to purchase missing Shares unless and until they have notified the AP of their intention to do so and provided the AP with a reasonable opportunity to deliver such Shares.

6.   CASH REDEMPTIONS.

In the event that, in the sole discretion of Trust, cash redemptions are permitted or required by Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7.   CUSTOM BASKETS.

The Trust has developed procedures for redemption using Custom Baskets.  In order for a Fund to deliver a Custom Basket to an AP upon redemption rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor must notify the AP that the Fund would like to deliver a Custom Basket and identify the contents thereof on or prior to the time the AP calls with its redemption order and the AP must agree to take delivery of the Custom Basket in connection with the redemption.  On or prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities to be added to or omitted from the redemption basket.

8.           STANDING REDEMPTION INSTRUCTIONS.

Annex V hereto contains the AP’s Standing Redemption Instructions, which includes information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by Trust pursuant to a Redemption Order.

ANNEX II – PART C
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN ETF TRUST

FRANKLIN ETF TRUST
ETF FUND FLOW PROCESS

This Annex II – Part C supplements the Fund’s Prospectus with respect to the procedures to be used by the Distributor and the Transfer Agent in processing an order for the creation or redemption of Shares of any Fund of the Trust.

A.  The AP is required to have (i) signed an Authorized Participant Agreement for a Fund and (ii) assigned a personal identification (PIN) number to each Authorized Person that the AP has authorized to act for such AP.  This will allow an AP through its Authorized Person(s) to place a creation or redemption order with respect to Shares of any Fund of the Trust.  The Transfer Agent agrees promptly to de-activate a PIN upon receipt of written notice, including by electronic mail, by an AP that an individual to whom a PIN was assigned is no longer an Authorized Person.

B. The AP and the Distributor shall implement the “Funds Flow Process” as agreed to by the parties from time to time.

C. Note that trades placed through NSCC/DTC may only occur on any day that NSCC/DTC is open for business (“NSCC/DTC Business Day”).

FUNDS FLOW PROCESS

ORIGINATOR	ACTIVITY
1. The AP calls on the BNYM ETF Administrator’s recorded number to place a Purchase Order and/or a Redemption Order.  These trades are to be placed by 4:00 p.m. Eastern time on a Listing Exchange Business Day.

1. The BNYM ETF Administrator greets caller.
2. The AP identifies his/her name, the institution he/she represents, and PIN Number.

The AP states the Fund name(s) and relevant ticker symbol(s).

The AP will identify and list any securities that will not be delivered or received in kind.

The AP will make alternate arrangements with the BNYM ETF Administrator to deliver or receive the value for those securities that cannot be delivered.  The AP and BNYM ETF Administrator will exchange delivery or receive instructions for any security being delivered outside of the CNS system.

2. The BNYM ETF Administrator will confirm the AP’s PIN Number.

The BNYM ETF Administrator records the PIN Number and the order, and provides the AP with an order confirmation number.

The order confirmation constitutes a binding order, which may only be reversed by the BNYM ETF Administrator, the Distributor or the Fund for the reasons set forth in the Authorized Participant Agreement.

The AP will make alternate arrangements with the BNYM ETF Administrator to deliver or receive the value for those securities that cannot be delivered.  The AP and the BNYM ETF Administrator will exchange delivery or receive instructions for any security being delivered outside of the CNS system.

3. The AP will fax a copy of the order form to the BNYM ETF Administrator within 15 minutes from the time the call is made.

The signed Order Form will be sent as the physical receipt for the AP that the order is confirmed.

The above procedures will be repeated until all orders have been placed by the AP.

3. The BNYM ETF Administrator will receive a copy of the completed order form from the AP faxed within 15 minutes from the time the order is placed.

All orders received from the AP are time stamped by the BNYM ETF Administrator at the time the order is placed.

The Distributor will verify that the appropriate disclaimers have been made by the AP and validate the disclaimer by calculating the AP’s position, including the subscriptions requested, to the total fund shares outstanding.

The Distributor will sign the Order Form and the signed Order Form will be sent as the physical receipt for the AP that the order is confirmed and approved.

4. The AP receives the fax of the signed and approved Order Form.
4. The AP will contact the BNYM ETF Administrator if necessary to make corrections to the information contained in the fax.

If trades are corrected, the BNYM ETF Administrator will delete the first trade and reenter the corrected trade.  A second affirmation will be faxed to the AP with all trades placed that day.  The corrected trade will be coded on the affirmation so that the AP can see the correction.

No corrections will be permitted after 4:00 p.m. Eastern time.

5. EXCEPTION – International Settlements The AP must deliver units for redemption orders no later than Trade Date Plus 1 in order to meet the affirmed order requirements placed the previous day.
  * Times may vary depending on the trade volume from the APs.

ANNEX III-A
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN ETF TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS
OF THE AUTHORIZED PARTICIPANT

The following are the names, titles, signatures , phone numbers, and email addresses of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Authorized Participant Agreement for Franklin ETF Trust (the “Agreement”) or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Agreement.

Authorized Participant: [Name of Authorized Participant]

Name:      __________________                                                                                     Name:      __________________
Title:     __________________                                                                                     Title:     __________________

Signature: __________________                                                                                     Signature: __________________
Phone:                       __________________                                                                           Phone:   __________________
Email:  __________________                                                                                     Email:   __________________

Name:      __________________                                                                                     Name:      __________________
Title:     __________________                                                                                     Title:     __________________

Signature: __________________                                                                                     Signature: __________________
Phone:  __________________                                                                                     Phone:  __________________
Email:  __________________                                                                                     Email:  __________________

Name:      __________________                                                                                     Name:      __________________
Title:     __________________                                                                                     Title:     __________________

Signature: __________________                                                                                     Signature: __________________
Phone:  __________________                                                                                     Phone:  __________________
Email:  __________________                                                                                     Email:  __________________

Date:    _________________

Certified By: _________________

Name: _________________

Title:           ___________________

ANNEX III-B
TO AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN ETF TRUST

[On AP’s Firm Letterhead]
[DATE]
The Bank of New York Mellon
Attn: ETF Services
[___________]
New York, NY [_____]

Re:	Addendum to the Certificate of Authorized Persons for [Name of AP] under the Authorized Participant Agreement for the Franklin ETF Trust (the “Agreement”)

Ladies and Gentlemen:

Pursuant to the Agreement, following are the names, titles, signatures, phone numbers, and email addresses of additional Authorized Persons (as defined in the Agreement) of [Name of AP] (the “AP”) authorized to give instructions relating to any activity contemplated by the Agreement or any other notice, request or instruction on behalf of the AP pursuant to the Agreement.  This list of Authorized Persons is an addendum and adds Authorized Persons to the AP’s most recently executed certificate (entitled “Certified Authorized Persons of the Authorized Participant, Franklin ETF Trust”) preceding the date set forth above.

Name: Title: Signature: Phone: Email: ______	Name: Title: Signature: Phone: Email: ______
Name : Title: Signature: Phone: Email: ______	Name : Title: Signature: Phone: Email: ______

Please provide PIN numbers for those listed above.

Very truly yours,

___________________

ANNEX IV
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN ETF TRUST

INTERNATIONAL FUND SUBCUSTODIAN ACCOUNTS FOR
DELIVERY OF DEPOSIT SECURITIES

The Subcustodian accounts into which an AP should deposit the securities constituting the Deposit Securities of each International Fund of Franklin ETF Trust are set forth below:

__________________
[name of Fund]
Account Name:                                __________________
Account Number:                                __________________
Other Reference Number:                                                      __________________

__________________
[name of Fund]
Account Name:                                __________________
Account Number:                                __________________
Other Reference Number:                                                      __________________

__________________
[name of Fund]
Account Name:                                __________________
Account Number:                                __________________
Other Reference Number:                                                      __________________

__________________
[name of Fund]
Account Name:                                __________________
Account Number:                                __________________
Other Reference Number:                                                      __________________

__________________
[name of Fund]
Account Name:                                __________________
Account Number:                                __________________
Other Reference Number:                                                      __________________

ANNEX V
TO
AUTHORIZED
PARTICIPANT AGREEMENT
FOR FRANKLIN ETF TRUST

THE AP ACCOUNTS
FOR DELIVERY OF DEPOSIT SECURITIES

Account Name:                                __________________

The account(s) into which the Franklin ETF Trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:                     __________________
Account Name:                 __________________
Account Number:             __________________
Other Reference Number: __________________

ANNEX VI
ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the “AP Agreement”).  In the event of any conflict between the terms of this Annex VI and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex VI shall control.

1.           (a) Authorized Participant shall provide to the Transfer Agent a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System.  Authorized Participant  shall notify the Transfer Agent in promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System.  The Transfer Agent shall immediately revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant  for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant ’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.           Transfer Agent grants to Authorized Participant  a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same.  Authorized Participant  shall use the System solely for its own internal and proper business purposes.  Except as set forth herein, no license or right of any kind is granted to Authorized Participant  with respect to the System.  Authorized Participant  acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System.  Authorized Participant  further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers.  Authorized Participant  shall not take any action with respect to the System inconsistent with the foregoing acknowledgments.  Authorized Participant  may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent.  Authorized Participant  may not remove any statutory copyright notice or other notice included in the System.  Authorized Participant  shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

2.           (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant  regarding the System is the exclusive and confidential property of Transfer Agent.  Authorized Participant  shall keep the Material confidential by using the same care and discretion that Authorized Participant  uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care.  Authorized Participant  may make such copies of the Material as is reasonably necessary for Authorized Participant  to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy.  The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted.  TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, Authorized Participant  shall return to Transfer Agent all copies of the Material which is in Authorized Participant ’s possession or under its control.

3.           Authorized Participant  agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent.  Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant  and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

4.           Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant  and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant  as a direct result of Transfer Agent’s negligence or willful misconduct.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

5.           Transfer Agent reserves the right to revoke Authorized Participant ’s access to the System upon written notice of any breach by the Authorized Participant  of the terms and conditions of this Annex VI.

6.           Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant  may not claim that such Purchase Order or Redemption Order was received by Transfer Agent.  Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications, and will use reasonable efforts to notify the Authorized Participant prior to such decline of its intention to decline such instructions or communications, as well as of the reasons for such decline.

7.           Authorized Participant  agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

8.           Authorized Participant  acknowledges and agrees that encryption may not be available for every communication through the System, or for all data.  Authorized Participant  agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant , for the purpose of maintaining, repairing or troubleshooting its systems.